                                                                   EXHIBIT 23(f)
--------------------------------------------------------------------------------
'TUCKER ANTHONY LOGO'

August 1, 1997

BankBoston Corporation
100 Federal Street
Boston, MA 02110

Gentlemen:

     Tucker Anthony Incorporated hereby consents to the inclusion of its fairness opinion letter to the Board of Directors of Pacific National Corporation under the heading "Opinion of Tucker Anthony Incorporated" of the Prospectus forming a part of the BankBoston Corporation Form S-4 registration statement relating to the merger of Pacific National Corporation with and into BankBoston Corporation.

                                            Sincerely

                                            TUCKER ANTHONY INCORPORATED

                                            By:   /s/ FRANCESCA E. SCARITO
                                                ............................
                                                    FRANCESCA E. SCARITO
                                                        VICE PRESIDENT